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                                                                    EXHIBIT 32.2

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
                          PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Sykes Enterprises, Incorporated (the "Company") on Form 10-Q for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, W. Michael Kipphut, Group Executive, Senior Vice President - Finance of the Company, certify, pursuant to 18 U.S.C. Section 1350, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 11, 2003           By:  /s/ W. Michael Kipphut
                                ------------------------------------------------
                                W. Michael Kipphut
                                Group Executive, Senior Vice President - Finance
                                (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.